Exhibit 99.2
AvalonBay Communities, Inc.
For Immediate News Release
October 25, 2005
Avalonbay Communities Inc. Announces
Third Quarter 2005 Operating Results
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE/PCX: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended September 30, 2005 was $96,953,000, resulting in Earnings per Share — diluted (“EPS”) of $1.30, compared to $0.60 for the comparable period of 2004, a per share increase of 116.7%. For the nine months ended September 30, 2005, EPS was $2.95 compared to $1.39 for the comparable period of 2004, a per share increase of 112.2%. These increases are primarily attributable to higher recognized gains on asset sales during 2005 as compared to 2004.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended September 30, 2005 was $68,091,000, or $0.91 per share compared to $63,601,000, or $0.86 per share for the comparable period of 2004, a per share increase of 5.8%. FFO per share of $0.86 for the quarter ended September 30, 2004 included a $1,138,000, or $0.02 per share, gain recognized on the sale of a land parcel previously held for development. The increase in FFO per share for the quarter ended September 30, 2005 as compared to the comparable period in 2004 is primarily attributable to contributions from newly developed communities and improved community operating results. FFO per share for the nine months ended September 30, 2005 increased by 14.5% to $2.84 from $2.48 for the comparable period of 2004.
Operating Results for the Quarter Ended September 30, 2005 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $8,753,000, or 5.2% to $177,014,000. For Established Communities, rental revenue increased 4.3%, comprised of an increase in rental rates of 3.7% and an increase in Economic Occupancy of 0.6%. As a result, total revenue for Established Communities increased $4,987,000 to $120,964,000, and operating expenses for Established Communities increased $1,272,000 or 3.3% to $39,681,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $3,715,000 or 4.8%, to $81,283,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the third quarter of 2004 to the third quarter of 2005:

3Q 05 Compared to 3Q 04

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
Northeast	4.1%	1.9%	5.2%	43.6%
Mid-Atlantic	5.4%	6.4%	4.9%	16.5%
Midwest	3.0%	10.5%	(2.5%)	2.0%
Pacific NW	4.7%	1.2%	6.9%	4.6%
No. California	3.6%	4.8%	3.0%	22.3%
So. California	5.9%	(1.4%)	9.0%	11.0%

Total	4.3%	3.3%	4.8%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.

Sequential Operating Results for the Quarter Ended September 30, 2005 Compared to the Quarter Ended June 30, 2005
The following table reflects the sequential percentage changes in rental revenue, operating expenses and NOI for Established Communities from the second quarter to the third quarter of 2005:

3Q 05 Compared to 2Q 05

	Rental	Operating
	Revenue	Expenses	NOI
Northeast	2.2%	2.9%	1.8%
Mid-Atlantic	2.9%	5.6%	1.8%
Midwest	0.7%	27.8%	(14.4%)
Pacific NW	3.1%	9.1%	(0.1%)
No. California	1.6%	8.6%	(1.5%)
So. California	2.3%	0.4%	3.1%

Total	2.1%	5.9%	0.4%

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved

Operating Results for the Nine Months Ended September 30, 2005 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $28,486,000, or 5.8% to $519,945,000. For Established Communities, rental revenue increased 3.1%, comprised of an increase in rental rates of 2.3% and an increase in Economic Occupancy of 0.8%. As a result, total revenue for Established Communities increased $10,657,000 to $356,032,000, and operating expenses for Established Communities increased $2,253,000 or 2.0% to $113,892,000. Accordingly, NOI for Established Communities increased by $8,404,000 or 3.6%, to $242,140,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004:

YTD 2005 Compared to YTD 2004

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
Northeast	3.4%	3.3%	3.4%	42.4%
Mid-Atlantic	2.5%	2.1%	2.7%	16.7%
Midwest	3.2%	(1.8%)	6.7%	2.2%
Pacific NW	3.5%	(2.7%)	7.3%	4.8%
No. California	2.2%	1.8%	2.4%	22.8%
So. California	5.4%	2.5%	6.6%	11.1%

Total	3.1%	2.0%	3.6%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.

Established Communities Operating Statistics
Average Rental Rates were $1,515 per home for the Established Community portfolio as a whole in the third quarter of 2005, increasing 3.7% as compared to Average Rental Rates for the third quarter of 2004 and increasing 1.3% over Average Rental Rates for the second quarter of 2005. The increase in Average Rental Rates in the third quarter of 2005 as compared to the third quarter of 2004 is comprised of increases of 3.2% in July 2005, 3.9% in August 2005 and 4.1% in September 2005.
Economic Occupancy was 96.5% during the third quarter of 2005, increasing 0.6% as compared to the third quarter of 2004 and increasing 0.8% as compared to the second quarter of 2005.
Cash concessions are recognized on an accrual basis in accordance with Generally Accepted Accounting Principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year.
The following table reflects the percentage changes in GAAP rental revenue and rental revenue with concessions on a cash basis for our Established Communities:

	3Q 05 vs 3Q 04	3Q 05 vs 2Q 05
GAAP rental revenue	4.3%	2.1%
Rental revenue (with concessions on a cash basis)	4.6%	1.3%

Development Activity
The Company completed one development community during the third quarter of 2005. Avalon Pines I, located in the Long Island, NY area, is a mixed garden-style and townhome community containing 298 apartment homes and was completed for a Total Capital Cost of $48,100,000. Avalon Pines II, the second phase of this community, is currently under construction and expected to be completed in the third quarter of 2006.
The Company commenced construction of four communities during the third quarter of 2005. Avalon at Decoverly II is located in the Washington, DC metro area, Avalon Lyndhurst is located in Northern New Jersey, Avalon Shrewsbury is located in the greater Boston, MA area and Avalon Riverview North is located in New York, NY. These four communities are expected to contain an aggregate of 1,377 apartment homes when completed, for an aggregate Total Capital Cost of $321,000,000.
Disposition Activity
During the third quarter of 2005, the Company sold three communities, Avalon Crossing, located in the Washington, DC metro area, Avalon Fremont II, located in the Oakland, CA area and Avalon Wildwood, located in the Seattle, WA area. Avalon Fremont II was acquired in 1994, and Avalon Wildwood was acquired in 2001. Avalon Crossing was developed and completed by the Company in 1996. These three communities, which contained a total of 505 apartment homes, were sold to condominium converters for an aggregate sales price of approximately $128,500,000. The sale of these communities resulted in a gain as reported in accordance with GAAP of $68,491,000 and an Economic Gain of approximately $62,194,000. The weighted average Initial Year Market Cap Rate related to these communities was 3.5%, and the Unleveraged IRR was 16.4%.
In addition, in October 2005, the Company decided to relocate one of its regional offices and as a result sold an office building in the Fairfield-New Haven, CT area. This office building was sold for a purchase price of

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved

$7,650,000, resulting in a gain as reported in accordance with GAAP of approximately $2,800,000 and an Economic Gain of approximately $2,400,000.
Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”), the private, discretionary investment vehicle in which the Company holds a 15.2% equity interest, acquired one community, Avalon at Poplar Creek, located in the Chicago, IL area, for a purchase price of $24,950,000. The Company’s pro rata share of the required capital investment for this acquisition is $3,780,000.
Financing, Liquidity and Balance Sheet Statistics
As of September 30, 2005, the Company had $112,800,000 outstanding under its $500,000,000 unsecured credit facility. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 27.2% at September 30, 2005. Unencumbered NOI for the nine months ended September 30, 2005 was 84.9% and Interest Coverage for the third quarter of 2005 was 2.9 times.
Outlook
The Company expects EPS in the range of $1.48 to $1.52 for the fourth quarter of 2005, resulting in EPS of $4.45 to $4.49 for the full year 2005.
The Company’s operating performance continued to improve in the third quarter of 2005, with increases in both occupancy and in rental rates across the portfolio that exceeded the Company’s expectations. These positive trends are continuing into October 2005. As such, the Company expects Projected FFO per share in the range of $0.90 to $0.94 for the fourth quarter of 2005. In addition, the Company is increasing its Projected FFO per share range as provided in July 2005 to a revised range of $3.74 to $3.78 for the full year 2005.
Fourth Quarter 2005 Conference Schedule
The Company is scheduled to participate in the following conferences during the fourth quarter of 2005:

4Q 05 Conference Schedule

Event/Conference	Date

2005 NAREIT Annual Convention	Nov. 2nd-3rd
UBS 2005 Global Real Estate Conference	Dec. 2nd
Bear Stearns 2nd Annual Real Estate Conference	Dec. 5th

Management is scheduled to participate in panel discussions and related question and answer sessions at both the UBS and Bear Stearns conferences. Management’s discussion and related question and answer sessions may include reference to the Company’s operating environment; operating trends; development, redevelopment, disposition and acquisition activity; the Company’s outlook and other business and financial matters affecting the Company.
Where available, a live audio webcast of each panel discussion and question and answer session will be accessible at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call October 26, 2005 at 1:00 PM EDT to review and answer questions about these results and projections, the earnings release attachments described below and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally. To hear a replay of the call, which will be available from October 26, 2005 until November 3, 2005, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 9317285.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website and through e-mail distribution. The full earnings release including the Attachments is available at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please register through the Investor Relations section of the website at http://www.avalonbay.com/Template.cfm?Section=Subscribe. Some items referenced in the earnings release may require the Adobe Acrobat Reader. If you do not have the Adobe Acrobat Reader, you may download it at http://www.adobe.com/products/acrobat/readstep.html.
Definitions and Reconciliations
The following non-GAAP financial measures and other terms, as used in the text of this earnings release, are defined and further explained on Attachment 14, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”:
•	FFO
•	Projected FFO
•	Established Communities
•	NOI
•	Average Rental Rates
•	Economic Occupancy
•	Rental revenue with concessions on a cash basis
•	Total Capital Cost
•	Economic Gain
•	Initial Year Market Cap Rate
•	Unleveraged IRR
•	Leverage

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved

•	Total Market Capitalization
•	Unencumbered NOI
•	Interest Coverage
About AvalonBay Communities, Inc.
As of September 30, 2005, AvalonBay owned or held an ownership interest in 152 apartment communities containing 44,139 apartment homes in ten states and the District of Columbia, of which 14 communities were under construction and four communities were under reconstruction. AvalonBay is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on AvalonBay’s website at http://www.avalonbay.com . For additional information, please contact Thomas J. Sargeant, Chief Financial Officer, at (703) 317-4635 or Alaine Walsh, Director of Investor Relations at (703) 317-4632.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs, and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations or we may abandon development or redevelopment opportunities for which we have already incurred costs. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements.”
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the fourth quarter and full year 2005. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved

Located in Coram, New York on Long Island, Avalon Pines I is the first of a two-phase, garden-style, apartment community that is adjacent to an 18-hole golf course. Apartment homes feature washers and dryers, private patios or balconies and optional features such as crown molding and fireplaces.
Community amenities include a fitness center, swimming pool, indoor basketball court, tennis court and jogging trails.

With easy access to the Long Island Expressway, I-495, two Long Island Railroad stations, and the
Port Jefferson/Bridgeport ferry landing, Avalon Pines I provides residents with access to New York
City and convenient travel throughout Long Island.

Avalon Pines I, containing 298 apartment homes, was completed in the third quarter of 2005 for a
Total Capital Cost of $48.1 million. Avalon Pines II, a 152 apartment home community which is currently under construction, is scheduled to be completed in the third quarter of 2006 for a Total Capital Cost of $26.6 million.

THIRD QUARTER 2005
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 4
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5
Year-to-Date Revenue and Occupancy Changes (Established Communities)	Attachment 6

Development, Redevelopment, Acquisition and Disposition Profile
Summary of Development and Redevelopment Activity	Attachment 7
Development Communities	Attachment 8
Redevelopment Communities	Attachment 9
Summary of Development and Redevelopment Community Activity	Attachment 10
Future Development	Attachment 11
Unconsolidated Real Estate Investments	Attachment 12
Summary of Disposition Activity	Attachment 13

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 14

‘The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
September 30, 2005
(Dollars in thousands except per share data)
(unaudited)
SELECTED OPERATING INFORMATION

	Q3	Q3		YTD	YTD
	2005	2004	% Change	2005	2004	% Change

Net income available to common stockholders	$96,953	$43,191	124.5%	$219,124	$99,151	121.0%

Per common share — basic	$1.32	$0.60	120.1%	$3.01	$1.39	116.6%
Per common share — diluted	$1.30	$0.60	116.7%	$2.95	$1.39	112.2%

Funds from Operations	$68,091	$63,601	7.1%	$211,665	$181,430	16.7%
Per common share — diluted	$0.91	$0.86	5.8%	$2.84	$2.48	14.5%

Dividends declared — common	$52,204	$50,488	3.4%	$155,981	$150,831	3.4%
Per common share	$0.71	$0.70	1.4%	$2.13	$2.10	1.4%

Common shares outstanding	73,526,905	72,125,003	1.9%	73,526,905	72,125,003	1.9%
Outstanding operating partnership units	454,064	560,513	(19.0%)	454,064	560,513	(19.0%)

Total outstanding shares and units	73,980,969	72,685,516	1.8%	73,980,969	72,685,516	1.8%

Average shares outstanding — basic	73,194,714	71,784,059	2.0%	72,824,732	71,372,239	2.0%
Average operating partnership units outstanding	468,307	570,076	(17.9%)	481,306	586,532	(17.9%)
Effect of dilutive securities	1,341,746	1,229,589	9.1%	1,321,744	1,115,337	18.5%

Average shares outstanding — diluted	75,004,767	73,583,724	1.9%	74,627,782	73,074,108	2.1%

DEBT COMPOSITION AND MATURITIES

		% of Total	Average
		Market	Interest
Debt Composition	Amount	Cap	Rate (1)

Conventional Debt
Long-term, fixed rate	$1,854,471	21.0%
Long-term, variable rate	80,790	0.9%
Variable rate credit facility and short term notes	140,721	1.6%

Subtotal, Conventional	2,075,982	23.5%	6.4%

Tax-Exempt Debt
Long-term, fixed rate	195,693	2.2%
Long-term, variable rate	128,520	1.5%

Subtotal, Tax-Exempt	324,213	3.7%	5.5%

Total Debt	$2,400,195	27.2%	6.3%

Remaining
Maturities (2)
2005	$2,763
2006	$158,074
2007	$296,521
2008	$213,505
2009	$232,063

(1)	Includes credit enhancement fees, facility fees, trustees’ fees, etc.

(2)	Excludes amounts under the $500,000 variable rate credit facility that, after all extensions, matures in 2008.
CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home

Q305	$6,519	$4,842	$155
Q205	$6,036	$4,321	$214
Q105	$5,662	$5,981	$25
Q404	$5,231	$5,193	$104
COMMUNITY INFORMATION

		Apartment
	Communities	Homes

Current Communities	138	40,467
Development Communities	14	3,672
Development Rights	46	11,981

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
September 30, 2005
(Dollars in thousands except per share data)
(unaudited)

	Q3	Q3		YTD	YTD
	2005	2004	% Change	2005	2004	% Change
Revenue:
Rental and other income	$168,613	$155,756	8.3%	$492,528	$452,187	8.9%
Management, development and other fees	1,379	157	778.3%	3,175	463	585.7%

Total	169,992	155,913	9.0%	495,703	452,650	9.5%

Operating expenses:
Direct property operating expenses, excluding property taxes	41,043	38,933	5.4%	115,003	110,584	4.0%
Property taxes	16,525	14,882	11.0%	48,618	43,532	11.7%
Property management and other indirect operating expenses	8,442	6,975	21.0%	23,164	20,669	12.1%
Investments and investment management(1)	1,211	932	29.9%	3,374	3,484	(3.2%)

Total	67,221	61,722	8.9%	190,159	178,269	6.7%

Interest expense, net	(31,787)	(33,132)	(4.1%)	(96,010)	(97,670)	(1.7%)
General and administrative expense(2)	(5,857)	(3,898)	50.3%	(19,278)	(13,098)	47.2%
Joint venture income, minority interest and venture partner interest in profit-sharing(3)	(107)	(498)	(78.5%)	5,803	(962)	(703.2%)
Depreciation expense	(39,196)	(39,699)	(1.3%)	(118,136)	(113,652)	3.9%

Income from continuing operations before cumulative effect of change in accounting principle	25,824	16,964	52.2%	77,923	48,999	59.0%

Discontinued operations:(4)
Income from discontinued operations	4,813	5,640	(14.7%)	14,358	16,993	(15.5%)
Gain on sale of real estate assets(5)	68,491	22,762	200.9%	133,368	35,137	279.6%

Total discontinued operations	73,304	28,402	158.1%	147,726	52,130	183.4%

Income before cumulative effect of change in accounting principle(6)	99,128	45,366	118.5%	225,649	101,129	123.1%
Cumulative effect of change in accounting principle	—	—	—	—	4,547	(100.0%)

Net income	99,128	45,366	118.5%	225,649	105,676	113.5%
Dividends attributable to preferred stock	(2,175)	(2,175)	—	(6,525)	(6,525)	—

Net income available to common stockholders	$96,953	$43,191	124.5%	$219,124	$99,151	121.0%

Net income per common share — basic	$1.32	$0.60	120.1%	$3.01	$1.39	116.6%

Net income per common share — diluted	$1.30	$0.60	116.7%	$2.95	$1.39	112.2%

(1)	Reflects costs incurred related to investment acquisition, investment management and abandoned pursuits.

(2)	Amount for the nine months ended September 30, 2005 includes the accrual of $1,500 in costs related to various litigation matters.

(3)	Amount for the nine months ended September 30, 2005 includes $6,252 related to gain on the acquisition of Rent.com by eBay.

(4)	Reflects net income for communities held for sale as of September 30, 2005 and communities sold during the period from January 1, 2004 through September 30, 2005. The following table details income from discontinued operations as of the periods shown:

	Q3	Q3	YTD	YTD
	2005	2004	2005	2004
Rental income	$7,022	$12,348	$24,242	$38,809
Operating and other expenses	(2,204)	(3,878)	(7,502)	(12,659)
Interest expense, net	(3)	(66)	(11)	(451)
Minority interest expense	—	(12)	—	(37)
Depreciation expense	(2)	(2,752)	(2,371)	(8,669)

Income from discontinued operations(7)	$4,813	$5,640	$14,358	$16,993

(5)	Amounts for the nine months ended September 30, 2005 and the three and nine months ended September 30, 2004 include gains on the sale of land in the amount of $4,617 and $1,138, respectively.

(6)	Operations for the periods ended September 30, 2004 include the operations of a community in which the Company held a variable interest. This community was consolidated as of January 1, 2004 as required by the Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51. On October 15, 2004, the community repaid its note payable to the Company, terminating the variable interest relationship.

(7)	NOI for discontinued operations totaled $4,818 and $16,740 for the three and nine months ended September 30, 2005, respectively, of which $649 and $5,048, respectively, related to assets sold.

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
Detailed Operating Information
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2005	2004
Real estate	$5,224,680	$5,059,047
Less accumulated depreciation	(902,116)	(773,565)

Net operating real estate	4,322,564	4,285,482

Construction in progress, including land	243,867	173,290
Land held for development	188,135	166,751
Operating real estate assets held for sale, net	137,714	252,302

Total real estate, net	4,892,280	4,877,825

Cash and cash equivalents	2,268	1,440
Cash in escrow	56,106	13,075
Resident security deposits	26,942	23,478
Other assets(1)	155,505	152,463

Total assets	$5,133,101	$5,068,281

Unsecured senior notes	$1,809,166	$1,859,448
Unsecured facility	112,800	102,000
Notes payable	477,395	480,843
Resident security deposits	35,981	33,117
Liabilities related to assets held for sale	3,236	3,960
Other liabilities	184,183	182,097

Total liabilities	$2,622,761	$2,661,465

Minority interest	19,464	21,525
Stockholders’ equity	2,490,876	2,385,291

Total liabilities and stockholders’ equity	$5,133,101	$5,068,281

(1)	Other assets includes $1,187 and $1,200 relating to discontinued operations as of September 30, 2005 and December 31, 2004, respectively.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
September 30, 2005

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)

		Q3 05	Q3 04	% Change	Q3 05	Q3 04	% Change	Q3 05	Q3 04	% Change
Northeast
Boston, MA	2,177	$1,567	$1,519	3.2%	95.8%	95.8%	0.0%	$9,810	$9,509	3.2%
New York, NY	1,606	2,148	2,116	1.5%	96.9%	95.2%	1.7%	10,023	9,712	3.2%
Fairfield- New Haven, CT	1,384	1,776	1,724	3.0%	97.6%	96.5%	1.1%	7,188	6,905	4.1%
Northern New Jersey	1,182	2,307	2,138	7.9%	97.2%	96.7%	0.5%	7,949	7,332	8.4%
Long Island, NY	806	2,174	2,117	2.7%	97.3%	98.3%	(1.0%)	5,115	5,031	1.7%
Central New Jersey	502	1,635	1,579	3.5%	96.9%	97.0%	(0.1%)	2,385	2,306	3.4%

Northeast Average	7,657	1,909	1,844	3.5%	96.9%	96.3%	0.6%	42,470	40,795	4.1%

Mid-Atlantic
Washington, DC	3,721	1,461	1,385	5.5%	96.4%	96.2%	0.2%	15,718	14,877	5.7%
Baltimore, MD	526	1,160	1,122	3.4%	96.1%	96.8%	(0.7%)	1,759	1,712	2.7%

Mid-Atlantic Average	4,247	1,424	1,354	5.2%	96.4%	96.2%	0.2%	17,477	16,589	5.4%

Midwest
Chicago, IL	887	1,102	1,072	2.8%	96.1%	95.9%	0.2%	2,817	2,736	3.0%

Midwest Average	887	1,102	1,072	2.8%	96.1%	95.9%	0.2%	2,817	2,736	3.0%

Pacific Northwest
Seattle, WA	2,500	1,063	1,019	4.3%	95.5%	95.1%	0.4%	7,616	7,276	4.7%

Pacific Northwest Average	2,500	1,063	1,019	4.3%	95.5%	95.1%	0.4%	7,616	7,276	4.7%

Northern California
San Jose, CA	5,099	1,448	1,429	1.3%	96.4%	95.5%	0.9%	21,338	20,872	2.2%
San Francisco, CA	2,015	1,707	1,629	4.8%	96.5%	95.0%	1.5%	9,959	9,370	6.3%
Oakland-East Bay, CA	1,955	1,233	1,188	3.8%	95.7%	95.6%	0.1%	6,916	6,658	3.9%

Northern California Average	9,069	1,459	1,420	2.7%	96.3%	95.4%	0.9%	38,213	36,900	3.6%

Southern California
Orange County, CA	1,174	1,293	1,223	5.7%	96.6%	95.8%	0.8%	4,400	4,133	6.5%
San Diego, CA	1,058	1,352	1,303	3.8%	95.7%	96.8%	(1.1%)	4,109	4,001	2.7%
Los Angeles, CA	975	1,334	1,240	7.6%	97.2%	96.0%	1.2%	3,788	3,482	8.8%

Southern California Average	3,207	1,325	1,255	5.6%	96.5%	96.2%	0.3%	12,297	11,616	5.9%

Average/Total Established	27,567	$1,515	$1,461	3.7%	96.5%	95.9%	0.6%	$120,890	$115,912	4.3%

(1) Established Communities are communities with stabilized operating expenses as of January 1, 2004 such that a comparison of 2004 to 2005 is meaningful.
(2) Reflects the effect of concessions amortized over the average lease term.
(3) With concessions reflected on a cash basis, rental revenue from Established Communities increased 4.6% between years.

Attachment 5
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
September 30, 2005

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)

		Q3 05	Q2 05	% Change	Q3 05	Q2 05	% Change	Q3 05	Q2 05	% Change
Northeast
Boston, MA	2,177	$1,567	$1,541	1.7%	95.8%	95.6%	0.2%	$9,810	$9,629	1.9%
New York, NY	1,606	2,148	2,131	0.8%	96.9%	96.5%	0.4%	10,023	9,908	1.2%
Fairfield- New Haven, CT	1,384	1,776	1,762	0.8%	97.6%	95.7%	1.9%	7,188	6,999	2.7%
Northern New Jersey	1,182	2,307	2,258	2.2%	97.2%	95.9%	1.3%	7,949	7,678	3.5%
Long Island, NY	806	2,174	2,140	1.6%	97.3%	97.2%	0.1%	5,115	5,028	1.7%
Central New Jersey	502	1,635	1,613	1.4%	96.9%	95.6%	1.3%	2,385	2,323	2.7%

Northeast Average	7,657	1,909	1,883	1.4%	96.9%	96.1%	0.8%	42,470	41,565	2.2%

Mid-Atlantic
Washington, DC	3,721	1,461	1,441	1.4%	96.4%	94.7%	1.7%	15,718	15,239	3.1%
Baltimore, MD	526	1,160	1,151	0.8%	96.1%	96.1%	0.0%	1,759	1,745	0.8%

Mid-Atlantic Average	4,247	1,424	1,405	1.4%	96.4%	94.9%	1.5%	17,477	16,984	2.9%

Midwest
Chicago, IL	887	1,102	1,094	0.7%	96.1%	96.1%	0.0%	2,817	2,797	0.7%

Midwest Average	887	1,102	1,094	0.7%	96.1%	96.1%	0.0%	2,817	2,797	0.7%

Pacific Northwest
Seattle, WA	2,500	1,063	1,037	2.5%	95.5%	94.9%	0.6%	7,616	7,384	3.1%

Pacific Northwest Average	2,500	1,063	1,037	2.5%	95.5%	94.9%	0.6%	7,616	7,384	3.1%

Northern California
San Jose, CA	5,099	1,448	1,441	0.5%	96.4%	95.7%	0.7%	21,338	21,083	1.2%
San Francisco, CA	2,015	1,707	1,670	2.2%	96.5%	96.2%	0.3%	9,959	9,715	2.5%
Oakland-East Bay, CA	1,955	1,233	1,215	1.5%	95.7%	95.6%	0.1%	6,916	6,808	1.6%

Northern California Average	9,069	1,459	1,443	1.1%	96.3%	95.8%	0.5%	38,213	37,606	1.6%

Southern California
Orange County, CA	1,174	1,293	1,273	1.6%	96.6%	96.3%	0.3%	4,400	4,319	1.9%
San Diego, CA	1,058	1,352	1,348	0.3%	95.7%	94.9%	0.8%	4,109	4,063	1.1%
Los Angeles, CA	975	1,334	1,307	2.1%	97.2%	95.1%	2.1%	3,788	3,634	4.2%

Southern California Average	3,207	1,325	1,308	1.3%	96.5%	95.5%	1.0%	12,297	12,016	2.3%

Average/Total Established	27,567	$1,515	$1,495	1.3%	96.5%	95.7%	0.8%	$120,890	$118,352	2.1%

(1) Established Communities are communities with stabilized operating expenses as of January 1, 2004 such that a comparison of 2004 to 2005 is meaningful.
(2) Reflects the effect of concessions amortized over the average lease term.
(3) With concessions reflected on a cash basis, rental revenue from Established Communities increased 1.3% between quarters.

Attachment 6
AvalonBay Communities, Inc.
Year-to-Date Revenue and Occupancy Changes — Established Communities (1)
September 30, 2005

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)

		YTD 05	YTD 04	% Change	YTD 05	YTD 04	% Change	YTD 05	YTD 04	% Change
Northeast
Boston, MA	2,177	$1,550	$1,517	2.2%	95.6%	95.7%	(0.1%)	$29,038	$28,442	2.1%
New York, NY	1,606	2,129	2,104	1.2%	96.3%	94.7%	1.6%	29,642	28,845	2.8%
Fairfield- New Haven, CT	1,384	1,757	1,750	0.4%	96.3%	93.2%	3.1%	21,068	20,361	3.5%
Northern New Jersey	1,182	2,254	2,153	4.7%	96.6%	94.0%	2.6%	23,176	21,597	7.3%
Long Island, NY	806	2,147	2,126	1.0%	96.9%	96.2%	0.7%	15,093	14,841	1.7%
Central New Jersey	502	1,615	1,579	2.3%	95.6%	95.1%	0.5%	6,975	6,785	2.8%

Northeast Average	7,657	1,885	1,851	1.8%	96.2%	94.6%	1.6%	124,992	120,871	3.4%

Mid-Atlantic
Washington, DC	3,721	1,436	1,393	3.1%	95.1%	95.6%	(0.5%)	45,763	44,585	2.6%
Baltimore, MD	526	1,148	1,125	2.0%	95.6%	96.4%	(0.8%)	5,195	5,131	1.2%

Mid-Atlantic Average	4,247	1,400	1,359	3.0%	95.2%	95.7%	(0.5%)	50,958	49,716	2.5%

Midwest
Chicago, IL	887	1,092	1,077	1.4%	95.6%	93.8%	1.8%	8,332	8,077	3.2%

Midwest Average	887	1,092	1,077	1.4%	95.6%	93.8%	1.8%	8,332	8,077	3.2%

Pacific Northwest
Seattle, WA	2,500	1,041	1,014	2.7%	95.2%	94.4%	0.8%	22,296	21,545	3.5%

Pacific Northwest Average	2,500	1,041	1,014	2.7%	95.2%	94.4%	0.8%	22,296	21,545	3.5%

Northern California
San Jose, CA	5,099	1,439	1,426	0.9%	95.9%	95.8%	0.1%	63,374	62,734	1.0%
San Francisco, CA	2,015	1,678	1,626	3.2%	95.8%	95.5%	0.3%	29,161	28,182	3.5%
Oakland-East Bay, CA	1,955	1,218	1,187	2.6%	95.8%	94.3%	1.5%	20,524	19,720	4.1%

Northern California Average	9,069	1,444	1,421	1.6%	95.9%	95.3%	0.6%	113,059	110,636	2.2%

Southern California
Orange County, CA	1,174	1,274	1,213	5.0%	96.5%	95.7%	0.8%	12,981	12,267	5.8%
San Diego, CA	1,058	1,344	1,288	4.3%	95.1%	95.6%	(0.5%)	12,174	11,726	3.8%
Los Angeles, CA	975	1,306	1,232	6.0%	96.2%	95.5%	0.7%	11,028	10,333	6.7%

Southern California Average	3,207	1,307	1,244	5.1%	95.9%	95.6%	0.3%	36,183	34,326	5.4%

Average/Total Established	27,567	$1,495	$1,462	2.3%	95.9%	95.1%	0.8%	$355,820	$345,171	3.1%

(1) Established Communities are communities with stabilized operating expenses as of January 1, 2004 such that a comparison of 2004 to 2005 is meaningful.
(2) Reflects the effect of concessions amortized over the average lease term.
(3) With concessions reflected on a cash basis, rental revenue from Established Communities increased 3.5% between years.

Attachment 7
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Activity as of September 30, 2005

		Number	Number	Total
		of	of	Capital Cost (1)
		Communities	Homes	(millions)
Portfolio Additions:

2005 Annual Completions	(2)

Development		7	1,971	$409.4

Redevelopment	(3)	1	—	3.9

Total Additions		8	1,971	$413.3

2004 Annual Completions

Development		7	2,135	$363.7

Redevelopment		1	—	8.3

Total Additions		8	2,135	$372.0

Pipeline Activity:	(2)

Currently Under Construction

Development		14	3,672	$946.4

Redevelopment	(3)	4	—	40.0

Subtotal		18	3,672	$986.4

Planning

Development Rights		46	11,981	$2,693.0

Total Pipeline		64	15,653	$3,679.4

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Information represents projections and estimates.

(3)	Represents only cost of redevelopment activity, does not include original acquisition cost or number of apartment homes acquired.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2005.

Attachment 8
AvalonBay Communities, Inc.
Development Communities as of September 30, 2005

	Percentage		Total	Schedule				Avg
	Ownership	# of	Capital					Rent			% Occ
	Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
	Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)

							Inclusive of
							Concessions
							See Attachment #14

Under Construction:
1. Avalon Chrystie Place I (6)	20%	361	$150.0	Q4 2003	Q2 2005	Q4 2005	Q2 2006	$3,095	94.5%	81.7%	77.0%	40.6%
New York, NY
2. Avalon Danbury	100%	234	$35.6	Q1 2004	Q1 2005	Q4 2005	Q2 2006	$1,690	95.7%	75.2%	70.9%	46.0%
Danbury, CT
3. Avalon Del Rey (7)	30%	309	$70.0	Q2 2004	Q1 2006	Q2 2006	Q4 2006	$1,790	N/A	34.0%	N/A	N/A
Los Angeles, CA
4. Avalon at Juanita Village (8)	—	211	$45.5	Q2 2004	Q2 2005	Q4 2005	Q2 2006	$1,320	78.2%	78.7%	73.5%	36.9%
Kirkland, WA
5. Avalon Camarillo	100%	249	$47.2	Q2 2004	Q1 2006	Q2 2006	Q4 2006	$1,630	N/A	N/A	N/A	N/A
Camarillo, CA
6. Avalon at Bedford Center	100%	139	$25.3	Q4 2004	Q3 2005	Q2 2006	Q4 2006	$1,735	23.0%	19.4%	12.9%	1.0%
Bedford, MA
7. Avalon Wilshire	100%	123	$46.6	Q1 2005	Q4 2006	Q1 2007	Q3 2007	$2,520	N/A	N/A	N/A	N/A
Los Angeles, CA
8. Avalon at Mission Bay North II (9)	25%	313	$118.0	Q1 2005	Q4 2006	Q2 2007	Q4 2007	$2,580	N/A	N/A	N/A	N/A
San Francisco, CA
9. Avalon Pines II	100%	152	$26.6	Q2 2005	Q2 2006	Q3 2006	Q1 2007	$1,885	N/A	N/A	N/A	N/A
Coram, NY
10. Avalon Chestnut Hill	100%	204	$60.6	Q2 2005	Q4 2006	Q1 2007	Q3 2007	$2,735	N/A	N/A	N/A	N/A
Chestnut Hill, MA
11. Avalon at Decoverly II	100%	196	$30.5	Q3 2005	Q3 2006	Q2 2007	Q4 2007	$1,450	N/A	N/A	N/A	N/A
Rockville, MD
12. Avalon Lyndhurst	100%	328	$78.8	Q3 2005	Q4 2006	Q2 2007	Q4 2007	$2,260	N/A	N/A	N/A	N/A
Lyndhurst, NJ
13. Avalon Shrewsbury	100%	251	$36.1	Q3 2005	Q4 2006	Q2 2007	Q4 2007	$1,420	N/A	N/A	N/A	N/A
Shrewsbury, MA
14. Avalon Riverview North	100%	602	$175.6	Q3 2005	Q3 2007	Q3 2008	Q1 2009	$2,695	N/A	N/A	N/A	N/A
New York, NY

Subtotal/Weighted Average		3,672	$946.4					$2,180

Completed this Quarter:
1. Avalon Pines I	100%	298	$48.1	Q4 2003	Q4 2004	Q3 2005	Q4 2005	$1,805	100.0%	99.3%	99.0%	92.0%
Coram, NY

Subtotal/Weighted Average		298	$48.1

Total/Weighted Average		3,970	$994.5					$2,140

Weighted Average Projected NOI as a % of Total Capital Cost (1) (10)			7.7%	Inclusive of Concessions — See Attachment #14

Non-Stabilized Development Communities: (11)			% Economic
			Occ
Prior Quarter Completions:			(1)(5)

Avalon at The Pinehills I, Plymouth, MA	101	19.9
Avalon at Crane Brook, Danvers & Peabody, MA	387	55.9
Avalon Orange, Orange, CT	168	22.1

Total	656	$97.9	93.0%

Asset Value, Non-Stabilized Development			Source

Capital Cost, Prior Quarter Completions		$97.9	Att. 8
Capital Cost, Current Completions		48.1	Att. 8
Capital Cost, Under Construction		737.9	Att. 8 (less JV partner share)
Less: Remaining to Invest, Under Construction
Total Remaining to Invest	734.5		Att. 10
Capital Cost, Projected Q4 2005 Starts	(314.4)		Att. 10, Footnote 5

		(420.1)

Total Asset Value, Non-Stabilized Development		$463.8

Q3 2005 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $2.6 million. See Attachment #14.

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of October 21, 2005.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of October 21, 2005.

(4)	Physical occupancy based on apartment homes occupied as of October 21, 2005.

(5)	Represents Economic Occupancy for the third quarter of 2005.

(6)	The community is financed under a joint venture structure with third-party financing, in which the community is owned by a limited liability company managed by a wholly-owned subsidiary of the Company.
The Company’s portion of the Total Capital Cost of this joint venture is projected to be $30.0 million including community-based tax-exempt debt.

(7)	The community is currently owned by a wholly-owned subsidiary of the Company, will be financed, in part or in whole, by a construction loan, and is subject to a joint venture agreement that allows for a joint venture partner to be admitted upon construction completion.

(8)	The community is being developed by a wholly-owned, taxable REIT subsidiary of the Company, and is subject to a venture agreement that provides for the transfer of 100% of the ownership interests upon completion.

(9)	The community is being developed under a joint venture structure and is expected to be financed in part by a construction loan. The Company’s portion of the Total Capital Cost of this joint venture is projected to be $29.5 million including community-based debt.

(10)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(11)	Represents Development Communities completed in the current quarter and prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2005.

Attachment 9
AvalonBay Communities, Inc.
Redevelopment Communities (1) as of September 30, 2005

			Cost (millions)		Schedule				Avg	Number of Homes
		# of	Pre-	Total					Rent		Out of
	Percentage	Apt	Redevelopment	Capital				Restabilized	Per	Completed	Service
	Ownership	Homes	Capital Cost	Cost (2)(3)	Acquisition	Start	Complete	Ops (3)	Home (3)	to date	@ 9/30/05

								Inclusive of
								Concessions
								See Attachment #14
Under Redevelopment:

Stabilized Portfolio (4)

1. Avalon at Prudential Center (5)	100%	781	$133.9	$160.0	Q3 1998	Q4 2000	Q2 2006	Q4 2006	$2,660	546	34
Boston, MA

2. Avalon at Fairway Hills III (6)	100%	336	$23.3	$29.4	Q3 1996	Q4 2004	Q2 2006	Q4 2006	$1,335	256	24
Columbia, MD

Subtotal		1,117	$157.2	$189.4					$2,265	802	58

Acquisitions (4)

1. Avalon Lakeside (7)	15%	204	$14.5	$18.4	Q3 2004	Q4 2004	Q1 2006	Q3 2006	$955	177	12
Wheaton, IL

2. Avalon Columbia (8)	15%	170	$25.5	$29.4	Q4 2004	Q2 2005	Q2 2006	Q4 2006	$1,425	91	19
Columbia, MD

Subtotal		374	$40.0	$47.8					$1,165	268	31

Total/Weighted Average		1,491	$197.2	$237.2					$1,990	1,070	89

Weighted Average Projected NOI as a % of Total Capital Cost (3)				9.8%	Inclusive of Concessions — See Attachment #14

(1)	Redevelopment Communities are communities for which redevelopment costs are expected to exceed 10% of the original acquisition cost or $5.0 million.

(2)	Inclusive of acquisition cost.

(3)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Stabilized Portfolio Redevelopment Communities have been held for one year or more and have achieved Stabilized Operations before beginning redevelopment. Acquired redevelopments are those communities that begin redevelopment within one year of acquisition.

(5)	In Q2 2003, the scope of this redevelopment was changed to include a roof replacement and other apartment renovations, increasing the redevelopment budget to $22.2 million from $20.6 million. In Q4 2003, the scope of this redevelopment was extended to include renovations on all remaining apartments, increasing the redevelopment budget to $26.1 million.

(6)	This is one of two communities that previously comprised Avalon at Fairway Hills II. In connection with the beginning of its renovation, this community will now be reported separately as Phase III.

(7)	This community was acquired in Q3 2004 and was transferred to a subsidiary of the Company’s Investment Management Fund (the “IM Fund”) in Q1 2005, reducing the Company’s indirect equity interest in the community to 15%. This community was formerly known as Briarcliffe Lakeside.

(8)	This community was acquired in Q4 2004 and was transferred to a subsidiary of the Company’s IM Fund in Q1 2005, reducing the Company’s indirect equity interest in the community to 15%. This community was formerly known as Hobbits Grove.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2005.

Attachment 10
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of September 30, 2005
($ in Thousands)

DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)	Period End (6)

Total - 2003 Actual	1,781	$304,470	$335,364	$325,139	$240,137

2004 Actual:
Quarter 1	345	$69,258	$61,978	$366,959	$265,154
Quarter 2	771	111,146	130,022	254,300	296,509
Quarter 3	655	53,935	108,786	332,144	264,259
Quarter 4	410	67,845	67,515	287,812	266,548

Total - 2004 Actual	2,181	$302,184	$368,301

2005 Projected:
Quarter 1 (Actual)	259	$60,827	$42,234	$286,946	$294,379
Quarter 2 (Actual)	473	72,327	75,121	588,802	315,720
Quarter 3 (Actual)	510	96,202	66,050	734,543	295,545
Quarter 4 (Projected)	226	145,026	32,551	590,603	360,715

Total - 2005 Projected	1,468	$374,382	$215,956

REDEVELOPMENT

		Total Capital		Reconstruction in
	Avg Homes	Cost Invested	Remaining to	Progress at
	Out of Service	During Period (3)	Invest (5)	Period End (6)

Total - 2003 Actual		$8,009	$5,660	$13,046

2004 Actual:
Quarter 1	30	$677	$4,362	$29
Quarter 2	31	887	7,444	—
Quarter 3	38	497	7,132	865
Quarter 4	44	1,483	15,710	2,140

Total - 2004 Actual		$3,544

2005 Projected:
Quarter 1 (Actual)	80	$2,878	$9,938	$5,963
Quarter 2 (Actual)	98	2,536	7,301	14,236
Quarter 3 (Actual)	110	1,890	17,350	15,172
Quarter 4 (Projected)	88	2,813	14,536	19,241

Total - 2005 Projected		$10,117

(1)	Data is presented for all communities currently under construction or reconstruction and those communities for which construction or reconstruction is expected to begin within the next 90 days.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as minority interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents Total Capital Cost incurred in all quarters of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under construction or reconstruction and those for which construction or reconstruction is expected to begin within the next 90 days. Remaining to invest for Q3 2005 includes $314.4 million attributed to four anticipated Q4 2005 development starts and $11.9 million related to one anticipated Q4 2005 redevelopment. Remaining to Invest also includes $4.2 million attributed to Avalon Chrystie Place I and $19.5 million attributed to Avalon at Mission Bay North II. The Company’s portion of the Total Capital Cost of these joint ventures is projected to be $30.0 million and $29.5 million, respectively, including community-based tax-exempt and construction debt.

(6)	Represents period end balance of construction or reconstruction costs. Amount for Q3 2005 includes $66.9 million related to two unconsolidated joint ventures and two unconsolidated investments in the IM Fund, and is reflected in other assets for financial reporting purposes.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2005.

Attachment 11
AvalonBay Communities, Inc.
Future Development as of September 30, 2005

DEVELOPMENT RIGHTS

		Estimated	Total
Location of Development Right		Number	Capital Cost (1)
		of Homes	(millions)

1. New York, NY Phase II	(2)	206	$108
2. Glen Cove, NY	(2)	111	41
3. Danvers, MA		433	85
4. Dublin, CA Phase I	(2)	305	80
5. Woburn, MA		446	81
6. New Rochelle, NY Phase II		588	165
7. Bellevue, WA		368	81
8. Encino, CA	(2)	131	51
9. New York, NY Phase III	(2)	96	56
10. Lexington, MA		387	84
11. Wilton, CT	(2)	100	24
12. Milford, CT	(2)	284	45
13. Canoga Park, CA		210	47
14. Kirkland, WA Phase II	(2)	173	48
15. Hingham, MA		236	44
16. Irvine, CA		290	63
17. Acton, MA		380	71
18. Norwalk, CT		312	63
19. White Plains, NY		410	138
20. Quincy, MA	(2)	146	24
21. Plymouth, MA Phase II		81	17
22. Tinton Falls, NJ		298	51
23. West Haven, CT		170	23
24. Greenburgh, NY Phase II		444	112
25. Sharon, MA		156	26
26. Oyster Bay, NY		273	69
27. Dublin, CA Phase II		200	52
28. Dublin, CA Phase III		205	53
29. Shelton, CT II		171	34
30. Andover, MA	(2)	115	21
31. Union City, CA Phase I	(2)	272	74
32. Union City, CA Phase II	(2)	166	46
33. Hackensack, NJ		210	47
34. Stratford, CT	(2)	146	23
35. Plainview, NY		220	47
36. Yaphank, NY	(2)	344	57
37. Camarillo, CA		376	55
38. Gaithersburg, MD		254	41
39. Highland Park, NJ		285	67
40. Shelton, CT		302	49
41. Wheaton, MD	(2)	320	56
42. Alexandria, VA	(2)	282	56
43. Cohasset, MA		200	38
44. Wanaque, NJ		200	33
45. Tysons Corner, VA	(2)	439	101
46. Rockville, MD	(2)	240	46

Total		11,981	$2,693

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Company owns land, but construction has not yet begun.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2005.

Attachment 12
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments (1) as of September 30, 2005

			AVB					AVB's
		# of	Book	Outstanding Debt				Economic
Unconsolidated	Percentage	Apt	Value			Interest	Maturity	Share
Joint Ventures	Ownership	Homes	Investment (2)	Amount	Type	Rate	Date	of Debt

AvalonBay Value Added Fund, LP
1. Avalon at Redondo Beach	N/A	105	N/A	$16,765	Fixed	4.84%	Oct 2011	$2,540
Los Angeles, CA
2. Avalon Lakeside	N/A	204	N/A	7,995	Fixed	6.90%	Feb 2028 (3)	1,211
Chicago, IL
3. Avalon Columbia	N/A	170	N/A	16,575	Fixed	5.25%	Apr 2012	2,511
Baltimore, MD
4. Ravenswood at the Park	N/A	400	N/A	31,500	Fixed	4.96%	Jul 2012	4,772
Seattle, WA
5. Avalon at Poplar Creek	N/A	196	N/A	16,500	Fixed	4.83%	Oct 2012	2,500
Chicago, IL
Fund corporate debt (4)	N/A	N/A	N/A	15,300	Variable	4.59%	Jan 2008	2,318

	15.2%	1,075	$27,217	$104,635				$15,852

Other Operating Joint Ventures
1. Avalon Run	(5)	426	$1,544	$—	N/A	N/A	N/A	$—
Lawrenceville, NJ
2. Avalon Grove	(6)	402	8,690	—	N/A	N/A	N/A	—
Stamford, CT
3. Avalon Bedford	25.0%	388	12,982	22,500	Fixed	6.55%	Nov 2005	5,625
Stamford, CT

		1,216	$23,216	$22,500				$5,625

Other Development Joint Ventures
1. Avalon Chrystie Place I	20.0%	361	$29,666	$117,000	Variable	2.27%	Feb 2009	$23,400
New York, NY
2. Avalon at Mission Bay North II (7)	25.0%	313	5,843	—	Variable	5.36%	Sep 2008	—
San Francisco, CA

		674	$35,509	$117,000				$23,400

		2,965	$85,942	$244,135				$44,877

(1)	Schedule does not include two communities (Avalon at Juanita Village and Avalon Del Rey) that are being developed under joint venture arrangements, but are currently wholly-owned and therefore consolidated for financial reporting purposes.

(2)	These unconsolidated real estate investments are accounted for under the equity method of accounting. AVB Book Value Investment represents the Company’s recorded equity investment plus the Company’s pro rata share of outstanding debt.

(3)	Debt can be prepaid after February 2008 without penalty.

(4)	Amounts are outstanding under the Fund’s permanent credit facility.

(5)	After the venture makes certain distributions to the third-party partner, the Company will generally be entitled to receive 40% of all operating cash flow distributions and 49% of all residual cash flow following a sale.

(6)	After the venture makes certain distributions to the third-party partner, the Company generally receives 50% of all further distributions.

(7)	In September 2005, Avalon at Mission Bay North II closed on a $94,400 construction loan, however there are no outstanding draws as of September 30, 2005. The maturity date as reflected on this attachment may be extended to September 2010 upon exercise of two one-year extension options.

Attachment 13
AvalonBay Communities, Inc.
Summary of Disposition Activity as of September 30, 2005
(Dollars in thousands)

	Weighted			Accumulated		Weighted Average	Weighted
Number of	Average	Gross Sales		Depreciation	Economic	Initial Year	Average
Communities Sold	Holding Period (1)	Price	GAAP Gain	and Other	Gain (2)	Mkt. Cap Rate (1)(2)	Unleveraged IRR (1)(2)

1998:
9 Communities		$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities		$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities		$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities		$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community		$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (3)		$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel		$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
6 Communities, 2 Land Parcels (4)		$268,450	$133,368	$4,921	$128,447	3.7%	18.0%

1998 - 2005 Total	5.6	$1,949,366	$665,118	$162,789	$502,329	6.5%	15.5%

(1)	For purposes of this attachment, land sales are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. For purposes of this attachment, land sales are not included in the Weighted Average Initial Year Market Cap Rate or the Weighted Average Unleveraged IRR.

(3)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(4)	2005 GAAP gain includes the recovery of an impairment loss in the amount of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined planned for disposition.

Attachment 14
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2005	2004	2005	2004

Net income	$99,128	$45,366	$225,649	$105,676
Dividends attributable to preferred stock	(2,175)	(2,175)	(6,525)	(6,525)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	39,338	41,152	120,220	118,704
Minority interest, including discontinued operations	291	882	1,072	2,121
Cumulative effect of change in accounting principle	—	—	—	(4,547)
Gain on sale of previously depreciated real estate assets	(68,491)	(21,624)	(128,751)	(33,999)

FFO attributable to common stockholders	$68,091	$63,601	$211,665	$181,430

Average shares outstanding — diluted	75,004,767	73,583,724	74,627,782	73,074,108

EPS — diluted	$1.30	$0.60	$2.95	$1.39

FFO per common share — diluted	$0.91	$0.86	$2.84	$2.48

Projected FFO, as provided within this release in the Company’s outlook, is calculated on a consistent basis as historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the fourth quarter and full year 2005 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range

Projected EPS (diluted) — Q4 05	$1.48	$1.52
Projected depreciation (real estate related)	0.51	0.55
Projected gain on sale of operating communities	(1.09)	(1.13)

Projected FFO per share (diluted) — Q4 05	$0.90	$0.94

Projected EPS (diluted) — Full Year 2005	$4.45	$4.49
Projected depreciation (real estate related)	2.12	2.16
Projected gain on sale of operating communities	(2.83)	(2.87)

Projected FFO per share (diluted) — Full Year 2005	$3.74	$3.78

Attachment 14 (continued)
Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2005, Established Communities are communities that have Stabilized Operations as of January 1, 2004 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, interest expense, net, general and administrative expense, joint venture income, minority interest and venture partner interest in profit-sharing, depreciation expense, gain on sale of real estate assets, cumulative effect of change in accounting principle and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.
A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q3	Q3	Q2	YTD	YTD
	2005	2004	2005	2005	2004

Net income	$99,128	$45,366	$56,911	$225,649	$105,676
Property management and other indirect operating expenses	8,442	6,975	7,594	23,164	20,669
Corporate-level other income	(1,378)	(434)	(1,439)	(3,432)	(1,178)
Investments and investment management	1,211	932	1,171	3,374	3,484
Interest expense, net	31,787	33,132	32,109	96,010	97,670
General and administrative expense	5,857	3,898	6,262	19,278	13,098
Joint venture income, minority interest and venture partner interest in profit-sharing	107	498	159	(5,803)	962
Depreciation expense	39,196	39,699	39,644	118,136	113,652
Cumulative effect of change in accounting principle	—	—	—	—	(4,547)
Gain on sale of real estate assets	(68,491)	(22,762)	(27,264)	(133,368)	(35,137)
Income from discontinued operations	(4,813)	(5,640)	(5,029)	(14,358)	(16,993)

NOI from continuing operations	$111,046	$101,664	$110,118	$328,650	$297,356

Established:
Northeast	$28,239	$26,843	$27,742	$83,349	$80,590
Mid-Atlantic	12,187	11,619	11,974	35,890	34,954
Midwest	1,540	1,579	1,798	5,014	4,699
Pacific NW	4,810	4,500	4,812	14,418	13,443
No. California	25,564	24,822	25,964	77,209	75,424
So. California	8,943	8,205	8,673	26,261	24,626

Total Established	81,283	77,568	80,963	242,141	233,736

Other Stabilized	11,443	11,612	11,250	32,920	29,389
Development/Redevelopment	18,320	12,484	17,905	53,589	34,231

NOI from continuing operations	$111,046	$101,664	$110,118	$328,650	$297,356

Attachment 14 (continued)
NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold or held for sale as of September 30, 2005). A reconciliation of NOI from communities sold or held for sale to net income for these communities is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2005	2004	2005	2004

Income from discontinued operations	$4,813	$5,640	$14,358	$16,993
Interest expense, net	3	66	11	451
Minority interest expense	—	12	—	37
Depreciation expense	2	2,752	2,371	8,669

NOI from discontinued operations	$4,818	$8,470	$16,740	$26,150

NOI from assets sold	$649	$4,837	$5,048	$15,530
NOI from assets held for sale	4,169	3,633	11,692	10,620

NOI from discontinued operations	$4,818	$8,470	$16,740	$26,150

Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
In this release the Company has not given a projection of NOI on a company-wide basis. Management believes that Projected NOI of the development and redevelopment communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the Development and Redevelopment Communities (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense) when they are complete and achieve stabilized occupancy. Given the different dates and fiscal years at which stabilization is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and of uncertain meaningfulness. Projected NOI of these communities is not a projection of the Company’s financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI used in the calculation of weighted average Projected NOI to Total Capital Cost.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Markets Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in Market Rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during their period and do not reflect any impact for cash concessions.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Attachment 14 (continued)
Rental revenue with concessions on a cash basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP in helping investors to evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions. A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q3	Q3	Q2	YTD	YTD
	2005	2004	2005	2005	2004

Rental revenue (GAAP basis)	$120,890	$115,912	$118,352	$355,820	$345,171
Concessions amortized	4,229	4,985	4,445	13,336	14,436
Concessions granted	(5,033)	(6,039)	(4,254)	(12,520)	(14,977)

Rental revenue (with concessions on a cash basis)	$120,086	$114,858	$118,543	$356,636	$344,630

% change — GAAP revenue		4.3%	2.1%		3.1%

% change — cash revenue		4.6%	1.3%		3.5%

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount.
Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain for the nine months ended September 30, 2005 to gain on sale in accordance with GAAP is presented on Attachment 13. For the disposition of a regional office building that occurred subsequent to September 30, 2005, the Economic Gain of approximately $2,400,000 represents a GAAP gain of approximately $2,800,000 less accumulated depreciation of $400,000.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months following the date of the buyer’s valuation, less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. For this purpose, management’s projection of stabilized operating expenses for the community includes a management fee of approximately 2.5% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for the property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful

Attachment 14 (continued)
because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of the community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Leverage is calculated by the Company as total debt as a percentage of Total Market Capitalization. Total Market Capitalization represents the aggregate of the market value of the Company’s common stock, the market value of the Company’s operating partnership units outstanding (based on the market value of the Company’s common stock), the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of September 30, 2005 is as follows (dollars in thousands):

Total debt	$2,400,195

Common stock	6,301,256
Preferred stock	100,000
Operating partnership units	38,913
Total debt	2,400,195

Total market capitalization	8,840,364

Debt as % of capitalization	27.2%

Because Leverage changes with fluctuations in the Company’s stock price, which occurs regularly, the Company’s Leverage may change even when the Company’s earnings, interest and debt levels remain stable. Investors should also note that the net realizable value of the Company’s assets in liquidation is not easily determinable and may differ substantially from the Company’s Total Market Capitalization.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the nine months ended September 30, 2005 is as follows (dollars in thousands):

NOI for Established Communities	$242,141
NOI for Other Stabilized Communities	32,920
NOI for Development/Redevelopment Communities	53,589
NOI for discontinued operations	16,740

Total NOI generated by real estate assets	345,390
NOI on encumbered assets	52,119

NOI on unencumbered assets	293,271

Unencumbered NOI	84.9%

Attachment 14 (continued)
Interest Coverage is calculated by the Company as EBITDA from continuing operations divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our liquidity to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization. Under this definition, which complies with the rules and regulations of the Securities and Exchange Commission, EBITDA includes gains on sale of assets and gains on sale of partnership interests.
A reconciliation of EBITDA and a calculation of Interest Coverage for the third quarter of 2005 are as follows (dollars in thousands):

Net income	$99,128
Interest expense, net	31,787
Interest expense (discontinued operations)	3
Depreciation expense	39,196
Depreciation expense (discontinued operations)	2

EBITDA	$170,116

EBITDA from continuing operations	$96,807
EBITDA from discontinued operations	73,309

EBITDA	$170,116

EBITDA from continuing operations	$96,807

Interest expense	31,787
Interest income	—
Dividends attributable to preferred stock	2,175

Interest charges	33,962

Interest coverage	2.9

In the calculations of EBITDA above, EBITDA from discontinued operations includes $68,491,000 in gain on sale of communities.
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.